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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

BROWN-FORMAN PURCHASES CLASS B COMMON STOCK

        LOUISVILLE, KY, February 21, 2001 -- Brown-Forman Corporation announced today that it has acquired 13,358 shares of Class B Common Stock from an estate. The purchase price of the shares was $68.05 per share, the closing price of the stock on February 20, 2001.

        Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Canadian Mist, Southern Comfort, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware, and Hartmann Luggage.